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                      TRANSFER AGENCY AND SERVICE AGREEMENT



                            __________________, 2001



Boston Financial Data Services, Inc.
2 Heritage Drive
North Quincy, Massachusetts 02171



Dear Sirs:

                  In accordance with Article 10 of the Transfer Agency and Service Agreement, dated [___________] (the "Agreement"), between Credit Suisse Institutional Fund, Inc. (the "Fund") and Boston Financial Data Services, Inc. ("BFDS"), the Fund hereby notifies BFDS of the Fund's desire to have BFDS render services as transfer agent under the terms of the Agreement with respect to the Investment Grade Fixed Income Portfolio, a series of Shares of the Fund.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.



                                         Very truly yours,

                                         CREDIT SUISSE INSTITUTIONAL FUND, INC.


                                         By:
                                            ---------------------------

                                               Name:
                                               Title:

Accepted:



BOSTON FINANCIAL DATA SERVICES, INC.

By:
   -----------------------

   Name:
   Title: